        As filed with the Securities Exchange Commission on May 16, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                                  QUOVADX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                                                  85-0373486
(STATE OR OTHER JURISDICTION OF        6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1000           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                ENGLEWOOD, COLORADO 80111                 IDENTIFICATION NUMBER)
                                                     (303) 488-2019

   (ADDRESS , INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                      AMENDED AND RESTATED 1997 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                 AMENDED AND RESTATED 1999 DIRECTOR OPTION PLAN
            AMENDED AND RESTATED 2000 NONSTATUTORY STOCK OPTION PLAN

                             LINDA K. WACKWITZ, ESQ.
                          EXECUTIVE VICE PRESIDENT AND
                                 GENERAL COUNSEL
                                  QUOVADX, INC.
                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1000
                            ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ARTHUR F. SCHNEIDERMAN
                                KATHLEEN B. BLOCH
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                      PROPOSED        PROPOSED
                                                                       AMOUNT          MAXIMUM        MAXIMUM         AMOUNT OF
                     TITLE OF EACH CLASS OF                            TO BE       OFFERING PRICE    AGGREGATE      REGISTRATION
                  SECURITIES TO BE REGISTERED                      REGISTERED (1)   PER SHARE (2)  OFFERING PRICE        FEE
----------------------------------------------------------------- ---------------  --------------  --------------   ------------
Common stock, $0.01 par value, issuable under the Amended and
   Restated 1997 Stock Plan.....................................       2,804,000         $7.97       $22,347,880      $2,056.00
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value, issuable under the 1999 Employee
   Stock Purchase Plan..........................................         500,000         $6.77       $ 3,385,000      $  311.42
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value, issuable under the Amended and
   Restated 1999 Director Option Plan ..........................         200,000         $7.97       $ 1,594,000      $  146.65
================================================================= ===============  ==============  ==============   ============
Common stock, $0.01 par value, issuable under the Amended and
   Restated 2000 Nonstatutory Stock Option Plan ................       1,400,000         $7.97       $11,158,000      $1,026.54
================================================================= ===============  ==============  ==============   ============
TOTAL...........................................................       3,504,000                     $38,484,880      $3,540.61
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to the 2,804,000, 200,000 and 1,400,000 shares of Common Stock to be registered under the Amended and Restated 1997 Stock Plan, the Amended and Restated 1999 Director Option Plan and the Amended and Restated 2000 Nonstatutory Stock Option Plan, respectively, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on May 13, 2002. With respect to the 500,000 shares of Common Stock to be registered under the 1999 Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be equal to 85% (see explanation in following sentence) of the average of the high and low price reported on the Nasdaq Stock Market on May 13, 2002. Pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock is equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

     This Registration Statement is filed with respect to the following shares of common stock of Quovadx, Inc., (formerly XCare.net, Inc.) (the "Registrant"):

     1. 2,804,000 additional shares of common stock that may be issued under the Registrant's Amended and Restated 1997 Stock Plan, as a result of an amendment to such plan and certain automatic annual increases in the number of authorized shares for issuance under such plan;

     2. 500,000 additional shares of common stock that may be issued under the Registrant's 1999 Employee Stock Purchase Plan, as a result of certain automatic annual increases in the number of authorized shares for issuance under such plan;

     3. 200,000 additional shares of common stock that may be issued under the Registrant's Amended and Restated 1999 Director Option Plan, as a result of certain automatic annual increases in the number of authorized shares for issuance under such plan; and

     4. 1,400,000 shares of common stock that may be issued under the Registrant's 2000 Nonstatutory Stock Option Plan as a result of an amendment increasing the number of authorized shares for issuance under such plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we filed with the Securities and Exchange Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below into this prospectus:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on March 26, 2002;

     o Our Quarterly Report on Form 10-Q for quarter ended March 31, 2002 filed with the Securities and Exchange Commission on May 15, 2002;

     o Our proxy statement for our 2002 Annual Stockholders Meeting, filed with the Securities and Exchange Commission on April 30, 2002;

     o All reports and documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the completion of the offering; and

     o The description of our common stock from our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 1, 2000 and any amendment or report filed thereafter for the purpose of updating such description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the common stock in this offering has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is the Secretary of Quovadx, Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     The certificate of incorporation, as amended, and bylaws, as amended, of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

        EXHIBIT
         NUMBER                        EXHIBIT
        -------                        -------

          4.1       Amended and Restated 1997 Stock Plan and related agreements

          4.2       1999 Employee Stock Purchase Plan and related agreements

          4.3 Amended and Restated 1999 Director Option Plan and related agreements

          4.4 Amended and Restated 2000 Nonstatutory Stock Option Plan and related agreements

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

          23.1      Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants

          23.2      Consent of Ernst & Young LLP, Independent Accountants

          23.3      Consent of Counsel (included in Exhibit 5.1)

          24.1      Power of Attorney (see signature page)

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 15th day of May, 2002.

                                     QUOVADX, INC., INC.

                                     By:      /s/ Linda K. Wackwitz
                                         ---------------------------------------
                                         Linda K. Wackwitz
                                         Executive Vice President and
                                         General Counsel

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda K. Wackwitz and Gary T. Scherping, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                          DATE
                ---------                               -----                          ----
      /s/ Lorine R. Sweeney             President and Chief Executive Officer
------------------------------------      (Principal Executive Officer)
          Lorine R. Sweeney               and Director                                 May 13, 2002

      /s/ Gary T. Scherping             Executive Vice President and
------------------------------------      Chief Financial Officer
          Gary T. Scherping               (Principal Financial Officer and             May 13, 2002
                                          Principal Accounting Officer)

      /s/ Jeffrey M. Krauss             Chairman of the Board and Director             May 13, 2002
------------------------------------
          Jeffrey M. Krauss

      /s/ Fred L. Brown                 Director                                       May 13, 2002
------------------------------------
          Fred L. Brown

      /s/ Andrew Cowherd                Director                                       May 13, 2002
------------------------------------
          Andrew Cowherd

      /s/ James B. Hoover               Director                                       May 13, 2002
------------------------------------
          James B. Hoover

      /s/ Robert I. Murrie              Director                                       May 13, 2002
------------------------------------
          Robert I. Murrie

      /s/ Jim Gilbert                   Director                                       May 13, 2002
------------------------------------
          Jim Gilbert

      /s/ Joseph Bleser                 Director                                       May 13, 2002
------------------------------------
          Joseph Bleser

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                              EXHIBIT
   ------                              -------
     4.1        Amended and Restated 1997 Stock Plan and related agreements

     4.2        1999 Employee Stock Purchase Plan and related agreements

     4.3 Amended and Restated 1999 Director Option Plan and related agreements

     4.4 Amended and Restated 2000 Nonstatutory Stock Option Plan and related agreements

     5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation

     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.2       Consent of Ernst & Young LLP, Independent Accountants

     23.3       Consent of Counsel (included in Exhibit 5.1)

     24.1       Power of Attorney (see signature page)